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                                                                     Exhibit 1.1

                                                             [Execution Version]





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                 AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT

                                      among

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2002-A

                                     Issuer

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.

                                   Transferor

                           LONG BEACH ACCEPTANCE CORP.

                       Originator, Servicer and Custodian

                                       and

                               JPMORGAN CHASE BANK

                   Back-up Servicer and Trust Collateral Agent

                           Dated as of October 1, 2003


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         AMENDMENT NO. 1, dated as of October 1, 2003 (this "Amendment") to the
Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of August 1, 2002, among LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2002-A, a Delaware statutory trust, as issuer (the "Issuer"), LONG BEACH ACCEPTANCE RECEIVABLES CORP., a Delaware corporation, as transferor (the "Transferor"), LONG BEACH ACCEPTANCE CORP., a Delaware corporation, as originator of the receivables ("LBAC"), as servicer (in such capacity, the "Servicer") and as custodian (in such capacity, the "Custodian") and JPMORGAN CHASE BANK, a New York banking corporation, as back-up servicer and trust collateral agent, (the "Back-up Servicer" and the "Trust Collateral Agent", respectively).

         WHEREAS, Section 13.1 of the Servicing Agreement permits amendment of the Servicing Agreement upon the terms and conditions specified therein;

         WHEREAS, the parties to the Servicing Agreement (the "Parties") wish to amend the Servicing Agreement, pursuant to Section 13.1(a)(z) thereof;

         NOW, THEREFORE, the Parties agree to the following amendments, which amendments shall have retroactive effect to the date of initial execution and delivery of the Servicing Agreement:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         2. Amendment of Section 4.9(b). Section 4.9(b) of the Sale and Servicing Agreement shall be replaced in its entirety to read:

                  " In addition to the information required by Section 4.9(a), the Servicer shall include in the copy of the Servicer's Certificate delivered to the Note Insurer (i) the Average Delinquency Ratio, the Cumulative Default Rate, and the Cumulative Loss Rate (as such terms are defined in the Spread Account Agreement), (ii) whether any Trigger Event (as such term is defined in the Spread Account Agreement) has occurred as of such Determination Date, (iii) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured (as defined in the Spread Account Agreement) as of such Determination Date, (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred and (v) the number of Receivables modified in accordance with the Loss Mitigation Program and the General Payment Deferment Policy as set forth on Exhibit D hereto. The Servicer shall in addition give notice of the occurrence of any Trigger Event or any Insurance Agreement Event of Default to each Rating Agency."


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         3. Amendment of Exhibits. Exhibit D to the Sale and Servicing Agreement
shall be replaced in its entirety with Exhibit A hereto.

         4. No Negative Amortization. LBAC represents and warrants to the other parties hereto and to the Note Insurer that the amendment to the Payment Deferment and Due Date Change Policies, as set forth on Exhibit A hereto, will not result in the negative amortization of any Receivables modified in accordance with such amended Payment Deferment and Due Date Change Policies.

         5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original hereof and all of which, when taken together, shall constitute one and the same Amendment to the Sale and Servicing Agreement.

         6. Ratification of Sale and Servicing Agreement. Except as provided herein, all provisions, terms and conditions of the Sale and Servicing Agreement shall remain in full force and effect. As amended hereby, the Sale and Servicing Agreement is ratified and confirmed in all respects.

         7. Entire Agreement. This Amendment sets forth the entire agreement between the Parties with respect to the subject matter hereof, and this Amendment supersedes and replaces any agreement or understanding that may have existed between the Parties prior to the date hereof in respect of such subject matter.



                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the Issuer, the Transferor, the Originator, the
Servicer, the Trust Collateral Agent, the Back-up Servicer and the Custodian have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        LONG BEACH ACCEPTANCE
                                        RECEIVABLES CORP., as Transferor


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        LONG BEACH ACCEPTANCE CORP.,
                                        as Originator, Servicer and Custodian


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        JPMORGAN CHASE BANK,
                                        as Back-up Servicer and Trust
                                        Collateral Agent


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        LONG BEACH ACCEPTANCE AUTO
                                        RECEIVABLES TRUST 2002-A, as Issuer

                                        By: Wilmington Trust Company, not in its
                                            individual capacity, but solely as
                                            Owner Trustee


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

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Consented to as of the date first written above.

FINANCIAL SECURITY ASSURANCE INC.


By:
   -----------------------------------
   Name:
   Title:


                         [Sale and Servicing Agreement]


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                                                                       EXHIBIT A


                            PAYMENT DEFERMENT POLICY

A.  Loss Mitigation Program

This program, which involves temporary payment modifications, is intended to assist Obligors who are experiencing temporary financial hardships that would otherwise lead to voluntary surrenders of their vehicles and resulting losses to LBAC. In order to be eligible for this program, an Obligor must first have indicated an intent to surrender his or her vehicle. LBAC will determine individual Obligor eligibility for and the viability of this program as an effective loss mitigation option on a case-by-case basis. Any arrangement between an Obligor and LBAC for a temporary payment modification under this program must be approved by LBAC's President or an Executive Vice President.

         o LBAC may agree to a temporary payment modification, provided that the modified payment amount may not be less than 60% of the contractual payment amount. The contractual interest rate of the Receivable must remain unchanged.

         o The total number of payments modified may not exceed 9 over the entire term of the Receivable.

         o The terms of any payment modification must be set forth in a written modification agreement between the Obligor and LBAC, and the agreement must be included in the Legal File for the Receivable.

         o The modification agreement must specify that contractual arrearages resulting from the payment modification will be satisfied by the Obligor either by making a balloon payment due on the maturity date of the Receivable or by making additional payments following the maturity date, resulting in a term extension, provided that any term extension may not exceed 6 months beyond the current maturity date of the Receivable.

         o Prior to allowing any payment modification under this program, LBAC must conduct a financial analysis of each candidate to determine whether there is a reasonable probability that the Obligor will satisfy the terms and conditions of the arrangement and that the Receivable will be viable at the expiration of the payment modification period.

         o No deferments or due date adjustments may be granted during the modification period.

         o Payment modification arrangements which do not meet the above criteria may be agreed to on an exception basis by LBAC's President or an Executive Vice President.

         o As of October 1, 2003, and the first day of each calendar month thereafter, the aggregate number of Receivables the terms of which are currently modified under this program may not exceed one - half of one percent (0.5%) of (1) the number of Receivables transferred as of the original Transfer Date plus (2) the number of Receivables transferred as of each subsequent Transfer Date.


                                      A-1
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B.  General Payment Deferment Policy

In addition to its Loss Mitigation Program, LBAC may defer certain payments under the following conditions and circumstances.

o LBAC may grant a payment deferment provided that the deferment period does not exceed 1 month (2 months if 12 or more payments have been made and if the deferment is granted in writing by the President, or an Executive Vice President, or the National Collections Manager, or a Regional Manager).

o Not more than 1 deferment event (which may consist of a 2 month deferment according to the exceptions included in the policy) may be granted during any 12-month period.

o The aggregate of all deferment periods during the term of a Receivable may not exceed the lesser of 8 months or 50% of the weighted average life of the original term of the Receivable (including deferments granted both before and after the related Cutoff Date).

o        At least 6 payments must be made before a deferment may be granted.

o        A request for a deferment must be made in writing.

o The deferment must bring the account current, so that after the deferment is processed no payment is then due.

o Except as otherwise set forth in this policy, deferments must be granted in writing by the Collection Manager or someone of equal or higher rank.

o A deferment fee will be collected for each deferment if allowed by applicable law and may be waived or deferred only by the President, or an Executive Vice President, or the National Collections Manager, or a Regional Manager; provided, however, that no deferment will be granted unless LBAC believes in good faith that the account probably would default in the reasonably foreseeable future if a deferment is not approved.

o Deferments which do not meet the above criteria may be granted in writing on an exception basis (e.g., when required by law) by the President, or an Executive Vice President, or the National Collections Manager, or a Regional Manager.


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o        As of December 1, 2002, and the first day of each calendar quarter thereafter, the aggregate number of Receivables the terms of which have been extended during the preceding calendar quarter shall not exceed 4% of the number of Receivables at the beginning of the preceding calendar quarter.

o No deferment may extend the date for final payment of a Receivable beyond the last day of the record Collection Period preceding the Class A-4 Final Scheduled Payment Date.


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                             DUE DATE CHANGE POLICY
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In addition to its Payment Deferment Policy, LBAC may grant due date changes under the following conditions and circumstances.

o LBAC may grant a due date change, provided that the new due date is within 20 days of the current due date.

o Not more than 2 due date changes may be granted over the term of a Receivable.

o If 2 due date changes are granted, the total number of days by which the maturity date is extended may not exceed 20.

o        A request for a due date change must be made in writing.

o        The account must be current at the time the request is received.

o Due date changes must be granted in writing by the Collection Manager or someone of equal or higher rank.

o No due date change may be granted if the aggregate of all deferment periods and the requested due date change would exceed the lesser of 8 months or 50% of the original term of the Receivable.


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